Exhibit 99.11

[PRELIMINARY COPY]

SPECIAL MEETING OF STOCKHOLDERS

OF

CAESARS

ACQUISITION COMPANY

Date:	July 25, 2017
Time:	10:00 a.m. Pacific Time
Place:	Classico Chapel, Caesars Palace, One Caesars Palace Drive, Las Vegas, Nevada 89109

Please make your marks like this:  ☒ Use dark black pencil or pen only

Board of Directors Recommends a Vote FOR proposals 1 and 2.

		For	Against	Abstain	Directors Recommend
1.

To adopt the Amended and Restated Agreement and Plan of Merger, dated as of July 9, 2016, between Caesars Entertainment Corporation (“CEC”) and Caesars Acquisition Company (“CAC”), as amended by the First Amendment to Amended and Restated Agreement and Plan of Merger, dated as of February 20, 2017 (as amended, the “Merger Agreement”), pursuant to which, among other things, CAC will merge with and into CEC (the “Merger”), with CEC as the surviving company, and approve the Merger

		☐	☐	☐	For
2.	To approve the adjournment of the CAC Special Meeting if necessary to solicit additional proxies if there are not sufficient votes to approve Proposal 1	☐	☐	☐	For

Authorized Signatures - This section must be completed for your Instructions to be executed.

Please Sign Here	Please Date Above

Please Sign Here	Please Date Above

Please sign exactly as your name(s) appears on your stock certificate. If held in joint tenancy, all persons should sign. Trustees, administrators, etc., should include title and authority. Corporations should provide full name of corporation and title of authorized officer signing the proxy.

Special Meeting of Stockholders of Caesars Acquisition Company

to be held on Tuesday, July 25, 2017

for Holders as of June 19, 2017

This proxy is being solicited on behalf of the Board of Directors

	INTERNET	VOTE BY:
TELEPHONE 866-416-3840
Go To
www.proxypush.com/CACQ • Cast your vote online. • View Meeting Documents.		OR	• Use any touch-tone telephone. • Have your Proxy Card/Voting Instruction Form ready. • Follow the simple recorded instructions.
MAIL

OR	• Mark, sign and date your Proxy Card/Voting Instruction Form.
• Detach your Proxy Card/Voting Instruction Form.
• Return your Proxy Card/Voting Instruction Form in the
postage-paid envelope provided.

The undersigned hereby appoints Mitch Garber and Craig Abrahams, and each or either of them, as the true and lawful attorneys of the undersigned, with full power of substitution and revocation, and authorizes them, and each of them, to vote all the shares of Class A common stock of Caesars Acquisition Company which the undersigned is entitled to vote at said meeting and any adjournment thereof upon the matters specified and upon such other matters as may be properly brought before the meeting or any adjournment thereof, conferring authority upon such true and lawful attorneys to vote in their discretion on such other matters as may properly come before the meeting and revoking any proxy heretofore given.

THE SHARES REPRESENTED BY THIS PROXY WILL BE VOTED AS DIRECTED OR, IF NO DIRECTION IS GIVEN, SHARES WILL BE VOTED FOR PROPOSALS 1 AND 2.

All votes must be received by 11:59 P.M., Pacific Time, July 24, 2017.

PROXY TABULATOR FOR CAESARS ACQUISITION COMPANY P.O. BOX 8016 CARY, NC 27512-9903

EVENT # CLIENT #

Proxy — Caesars Acquisition Company Special Meeting of Stockholders July 25, 2017, 10:00 A.M. (Pacific Time) This Proxy is solicited on Behalf of the Board of Directors

The undersigned appoints Mitch Garber and Craig Abrahams (the “Named Proxies”) and each of them as proxies for the undersigned, with full power of substitution, to vote the shares of Class A common stock of Caesars Acquisition Company (“CAC”), the undersigned is entitled to vote at the Special Meeting of Stockholders of CAC (the “CAC Special Meeting”) to be held in the Classico Chapel, Caesars Palace, One Caesars Palace Drive, Las Vegas, Nevada 89109, on Tuesday, July 25, 2017 at 10:00 a.m., Pacific Time, and all adjournments thereof.

The purpose of the CAC Special Meeting is to take action on the following:
Board of Directors Recommends a Vote FOR proposals 1 and 2.
1.

To adopt the Amended and Restated Agreement and Plan of Merger, dated as of July 9, 2016, between Caesars Entertainment Corporation (“CEC”) and CAC, as amended by the First Amendment to Amended and Restated Agreement and Plan of Merger, dated as of February 20, 2017 (as amended, the “Merger Agreement”), pursuant to which, among other things, CAC will merge with and into CEC (the “Merger”), with CEC as the surviving company, and approve the Merger; and

2.	To approve the adjournment of the CAC Special Meeting if necessary to solicit additional proxies if there are not sufficient votes to approve Proposal 1.

This proxy, when properly executed, will be voted in the manner directed herein. If no direction is made, this proxy will be voted “FOR” proposals 1 and 2. In their discretion, the Named Proxies are authorized to vote upon such other matters that may properly come before the CAC Special Meeting or any adjournment or postponement thereof.

You are encouraged to specify your choice by marking the appropriate box (SEE REVERSE SIDE) but you need not mark any box if you wish to vote in accordance with the Board of Directors’ recommendation. The Named Proxies cannot vote your shares unless you sign and return this card.

To attend the meeting and vote your shares ☐ in person, please mark this box.